Exhibit 99.1

APRIL 4, 2014

FS Investment Corporation (FSIC), a non-traded business development company, is preparing to list its common stock on the NYSE. As this milestone approaches, Franklin Square Capital Partners (Franklin Square) is committed to keeping investors and their financial advisors well informed throughout the listing process.

This document is intended to answer many of the questions you may have at this time. If you need further assistance, please see the Contact Information section at the end of this document.

CONTENTS

General Information	2
Communication & Preparations	4
Distributions	5
Post-Listing	6
Tender Offer	8
Potential Post-Tender Share Purchases	9
Contact Information	9

FSIC LISTING FAQS

GENERAL INFORMATION

Why is FSIC seeking to list its shares?

•	We want to deliver on our goal of achieving a liquidity event for the first non-traded business development company (BDC) and believe a listing is the best approach to enhance stockholder value.

**Why is FSIC planning to list as opposed to seeking a sale or merger?

•	Potential for shares to trade at a premium to NAV. Given certain market conditions, we currently believe a listing is the best approach to enhance stockholder value. As of March 31, 2014, the market valued the ten largest externally managed publicly-traded BDCs at an average premium to net asset value (NAV) of 1%.[1] Applying this average premium to FSIC’s last reported NAV of $10.27 per share implies a listed public share price of $10.37; however, like any publicly-listed equity, there can be no assurances as to the market price of FSIC’s shares once they are listed or whether FSIC will trade at a premium to NAV.

•	History of performance. FSIC has a long track record of strong performance having delivered an average annual GAAP return since inception of 16.0%.[2] We believe FSIC’s performance history, senior secured investment focus, direct origination platform, recent distribution increase and the potential for future distribution increases will create public market demand for FSIC shares.

•	Top-tier institutional managers and strategy. Investors have been attracted to FSIC’s institutional-style investment strategy and access to FSIC’s investment sub-adviser, GSO / Blackstone.[3] We believe the access that FSIC provides to “endowment-style” investing will be well received by public market investors.

When will the listing take place?

•	We currently anticipate that the listing will occur on or about April 16, 2014, subject to the approval of the New York Stock Exchange LLC (NYSE). There can be no assurance that FSIC will be able to complete the listing within this timeframe or at all.

•	We highlight that the listing is not a foregone conclusion and, as previously disclosed, is subject to market conditions and other factors. If market conditions weaken from their current state or other considerations arise that may impair the ability of FSIC’s shares to trade at a reasonable valuation, FSIC’s management and the board of directors may decide to postpone the listing until market conditions improve or decide not to pursue a listing at all.

What happens to an investment in FSIC as a result of the listing?

•	We expect that FSIC stockholders will be able to buy additional shares, hold their existing position, sell their shares into the tender offer (see Tender Offer for more details) or sell their shares in the open market, just as they would for any company listed on the NYSE.

•	Note that we do not anticipate a change in FSIC’s investment strategy upon listing. We expect that the same team will be managing FSIC after its shares are publicly-traded with the same investment objectives of seeking to generate current income and, to a lesser extent, long-term capital appreciation.

**Will there be a “lockup” or will all shares be eligible for trading on the NYSE upon listing?

•	Shares will be tradable day 1 (upon effectiveness of the listing) and there will be no lockup. Investors wishing to exit their positions may choose to do so through FSIC’s tender offer or by selling those shares in the open market at a time of their choosing.

•	We expect directors and members of management of FSIC to agree not to sell the shares they own for 180 days following the listing.

Should a stockholder hold, buy or sell shares once listed?

•	Every stockholder has different needs, outlooks and situations. Investment decisions need to be made on an individual level and in consultation with financial and tax advisors.

**These questions are for advisor/home office use only.

FSIC LISTING FAQS

•	Some considerations for certain investment decisions are summarized below:

Certain considerations if an investor wants to…
Buy Shares	Hold Shares	Sell Shares
• Same considerations as holding shares. • Investors can acquire additional shares at the market price.

•   Continue to hold an investment that has provided strong returns and diversification relative to traditional asset classes.[4]

•   Potential to receive distributions (including special cash distributions).

•   Ability to liquidate at time of your choosing.

•   Investment reclassified from alternative to domestic equity.

•   Listing is not a taxable event.

•   Stockholder can participate in potential market upside and future growth of FSIC.

•   Possible appreciation/depreciation in value of shares.

•   Stockholder may sell either in FSIC’s tender offer or on the open market after listing.

•   Sale of shares is generally a taxable event (stockholders should consult their tax advisor).

•   Stockholder gives up his or her opportunity to receive distribution income (including the right to special cash distributions).

•   No longer subject to potential share price appreciation/depreciation.

What are some of the possible advantages of holding FSIC after it is listed?

•	FSIC has delivered consistent returns and has generated an average annual GAAP return of 16.0% since its inception.[5] We believe our focus on directly originated loans to middle market U.S. companies – a segment of the market that we believe is and will continue to be underserved by traditional lenders – will allow FSIC to continue to produce attractive returns for investors as a publicly-traded company.

•	In addition, while we at Franklin Square are firm believers in the non-traded model, we appreciate that most investors allocate the majority of their holdings to liquid investments. We believe that FSIC, as a liquid investment, offers a better risk-adjusted yield than many other dividend-paying stocks and provides an attractive, floating-rate alternative to a traditional fixed income portfolio.

**Who are the investment banks FSIC has engaged in connection with the listing?

•	FSIC has engaged J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and BofA Merrill Lynch to serve as advisors to FSIC in connection with the listing.

What will FSIC’s ticker symbol be and where will the shares be listed?

•	FSIC has reserved the ticker symbol “FSIC” and has applied to list its shares on the NYSE.

**These questions are for advisor/home office use only.

FSIC LISTING FAQS

What price will the shares trade at upon listing?

•	FSIC management has selected a designated market-maker at the NYSE, who will help set an opening price.

•	Ultimately, FSIC’s share price will be set by the market. Once FSIC’s shares are listed on the NYSE, the price of FSIC shares will be available wherever data on NYSE traded companies is available, including in the financial press, such as The Wall Street Journal, and on financial websites, such as Yahoo! Finance.

**Will FSIC be added to any ETFs and market indices?

•	We expect that FSIC will be added to the two indices that track publicly-traded BDCs – the Wells Fargo Business Development Index and the Market Vectors Business Development Companies Index. We expect FSIC will be added to these indices once eligible immediately following each index’s normally scheduled rebalancing.

Will listing change the management team or strategy of FSIC?

•	No. FSIC will continue to be advised by FB Income Advisor, LLC, an affiliate of Franklin Square, and sub-advised by GSO / Blackstone, the same team that has successfully managed FSIC since its inception.

•	We believe that a BDC managed by an affiliate of Franklin Square and GSO / Blackstone will be well received by the public markets.

•	We do not intend to change FSIC’s investment objectives in connection with the listing and we expect that FSIC will continue to focus on direct originations to private U.S. companies.

**Will there be an internalization of the investment adviser in connection with the listing?

•	No. FSIC has never had any plans for an internalization event and its ability to internalize management is subject to certain requirements under the Investment Company Act of 1940, as amended. We expect that the publicly-listed FSIC will continue to be externally managed by the same team in the same adviser/sub-adviser structure.

•	There will be no one-time listing fees paid to the investment adviser or sub-adviser as a result of the listing.

COMMUNICATION & PREPARATIONS

**What communications will be made prior to listing?

•	In the weeks prior to the anticipated listing, we have planned numerous educational sessions, investor and client meetings to provide as much information and support as possible about the listing process.

•	We have been holding calls/webinars with all interested financial advisors.

•	We have made a listing presentation available to the public that can be found in our public filings (www.sec.gov).

•	Stockholders and financial advisors will receive a notification of what steps, if any, need to be taken to moves shares into a brokerage account. If FSIC positions are in a brokerage account, they will automatically move into “street name” upon listing. The stockholder will no longer appear on DST Vision for the financial advisor.

**What do financial advisors need to do to prepare for the listing?

•	On or about April 2, 2014, FSIC will “freeze” the transfer agent recordkeeping system until the listing process is complete. All changes to investor accounts should be made prior to this time and any changes received during the freeze period will be held until after listing.

•	Advisors should look for communications from FSIC in preparation for the listing (see above). These may include e-mails, letters, webcasts, education forums and conference calls.

**These questions are for advisor/home office use only.

FSIC LISTING FAQS

**How can financial advisors obtain a list of clients who hold FSIC shares?

•	Advisors have access to their list of investors in FSIC via DSTVision, which can be accessed from www.fsinvestmentcorp.com. For a DSTVision ID, please visit www.dstvision.com.

•	To identify which of your clients hold shares in FSIC, please review the following directions:

1	Log in to DST Vision at www.dstvision.com with your username and password (if advisors do not have a DST Vision ID, you may enroll by selecting the link “Sign Up Now”).

2	Under the “Assets” tab, select “FS Investments” under the “Asset Totals” pie chart.

3	On the left side of the Mgmt Co Asset Summary page, select Search by “Rep/Advisor Number.”

4	On the Rep/Advisor Number Search, Option 1, please click “3802 – FS Investment Corporation” and in Option 2, complete the dealer and “Rep/ Advisor #” field (if the advisor is approved for more than one Rep number, they will need to chose which they wish to view).

5	Click on “Search” and results will show all accounts under that rep number sorted by Registration Name.

What do stockholders need to do to prepare for the listing?

•	Stockholders should consult their financial advisor and ensure that their account information (address, e-delivery, etc.) is accurate; changes to account information may not be made in the two weeks leading up to the listing date.

•	Stockholders should also look for and review any and all communications from FSIC regarding the listing.

DISTRIBUTIONS

Will stockholders still receive distributions from FSIC?

•	Regular monthly cash distributions are expected to continue after listing. As is currently the case, distributions will be subject to the approval of the board of directors and applicable legal restrictions.

Is the distribution amount expected to change?

•	On June 25, 2013, FSIC increased its distribution by 3.3% to an annualized distribution rate of 7.75% based on the last offering price of $10.80 per share.[6]

•	On November 30, 2013, FSIC increased its distribution rate by 3.2% to an annualized distribution rate of 8.00% based on the last offering price of $10.80 per share.

•	On March 31, 2014, FSIC increased its distribution rate by 3.1% to an annualized distribution rate of 8.25% based on the last offering price of $10.80 per share.

•	Since its inception in 2009 through March 31, 2014, FSIC has never lowered its distribution rate and has never missed a distribution payment, with 63 consecutive months of distributions paid. There can be no assurances, however, that FSIC will not lower its distribution or miss a distribution payment in the future.

Will FSIC continue to make periodic special distributions?

•	On March 31, 2014, FSIC’s board of directors expressed its intent to declare two special cash distributions, each in the amount of $0.10 per share, which will be paid on August 15, 2014 and November 14, 2014 to stockholders of record as of July 31, 2014 and October 31, 2014, respectively, subject to the occurrence of the listing.

•	There can be no assurance, however, that FSIC will make special distributions in the future.

**These questions are for advisor/home office use only.

FSIC LISTING FAQS

Will a stockholder be able to continue to participate in the Distribution Reinvestment Plan (DRP)?

•	For stockholders currently receiving their monthly distributions in cash, no change is required.

•	For stockholders currently electing to reinvest their distributions, FSIC’s board of directors approved the termination of the current Distribution Reinvestment Plan, which will become effective upon the listing.

–	FSIC’s board of directors approved the termination of the Distribution Reinvestment Plan subject to the listing because the mechanics of the Plan will not be appropriate once FSIC’s shares are publicly-traded.

–	If the Distribution Reinvestment Plan is terminated, payment of any declared distributions will continue. During the time between the termination of the current Distribution Reinvestment Plan and the establishment of a post-listing Distribution Reinvestment Plan, any interim distribution payments will be made in cash.

•	If a stockholder holds FSIC shares in a non-qualified account, cash distributions will be sent to the address of record.

•	If a stockholder holds FSIC shares in a non-qualified brokerage account, cash distributions will be sent to the brokerage account.

•	If a stockholder holds FSIC shares in a qualified custodial account, cash distributions will be sent to the custodian.

–	Prior reinvested distributions will not be impacted.

–	It is anticipated that a new Distribution Reinvestment Plan may be instituted at some point after the completion of the listing. Details of any new Distribution Reinvestment Plan will be communicated to stockholders following the listing.

POST-LISTING

How does a stockholder buy additional shares?

•	Once FSIC’s shares are listed on the NYSE, stockholders can purchase additional shares by placing a “buy” order through their brokerage account.

Will there be any change in how a stockholder’s position is reported on statements?

•	Stockholders that already hold their FSIC position in a brokerage account (typically they receive their financial statements from their broker dealer) will continue to do so; however, following the listing, FSIC will be listed with other publicly-traded stock positions.

–	**If FSIC positions are in a brokerage account, they will automatically move into “street name” upon listing. The stockholder will no longer appear on DST Vision for the financial advisor.

•	Investors who own FSIC in a qualified plan, such as an IRA, should consult their financial advisor or custodian.

•	If a stockholder chooses to leave his or her shares directly registered with FSIC, there will be no change to current reporting.

–	**Positions that continue to be held directly with FSIC will continue to show up on DST Vision for the financial advisor.

•	If a stockholder chooses to move his or her shares from directly registered with FSIC to a brokerage account (before or after the listing occurs), the stockholder’s position will be reported on his or her brokerage statement.

**These questions are for advisor/home office use only.

FSIC LISTING FAQS

Will the listing of the shares create a taxable event?

•	The listing itself will not create a taxable event. However, if a stockholder decides to tender or sell his or her shares, he or she could be subject to taxes. Stockholders should consult with their financial and tax advisors before tendering or selling their shares in order to best understand their individual tax considerations.

How does a stockholder move shares into a brokerage account?

•	A stockholder should first consult his or her financial advisor regarding:

–	Establishing a brokerage account, if needed;

–	Deciding if moving his or her FSIC shares into a brokerage account is the best strategy for the stockholder’s needs;

–	Determining if his or her shares have already been moved on the stockholder’s behalf (some brokers provide this service) or are held in a qualified account; and

–	Identifying what documents and information are required by the broker dealer for such a transfer.

•	To move directly held shares into a brokerage account, stockholders will need to work with their financial advisor and will likely need to provide:

–	Their name and account number;

–	Brokerage firm account number;

–	FSIC’s CUSIP number (FSIC’s CUSIP number is: 302635107);

–	The number of shares to transfer;

–	Their tax I.D. number;

–	DST’s (FSIC’s transfer agent) LPA number (DST’s LPA number is: 07889); and

–	Any additional forms as may be required by the broker dealer, typically a transfer form.

•	With the exception of the brokerage firm account number and the stockholder’s tax identification number, all stockholder account information is available on:

–	The stockholder’s quarterly statement; and

–	The Direct Registration Transaction Advice (DRTA) that will be provided prior to listing to all stockholders of directly held shares.

Why would a stockholder move shares into a brokerage account?

•	By moving shares into a brokerage account, the stockholder and financial advisor have better control over the administration of the stockholder’s assets, including the flexibility to more easily sell his or her shares, use shares for collateral or consolidate reporting.

Will distribution instructions follow the move to a brokerage account?

•	Not necessarily. An investor will need to contact his or her financial advisor to indicate his or her distribution preferences.

Why are “fractional shares” rounded up in connection with the listing?

•	In order for FSIC to list, the mechanics required for transferring shares does not accept fractional shares. FSIC currently plans to “round up” the number of fractional shares held by stockholders to the nearest whole number shortly before the listing.

–	Example: An investor owned 1,000.57 shares before listing. After listing the investors will own 1,001 shares.

**These questions are for advisor/home office use only.

FSIC LISTING FAQS

TENDER OFFER

What is a tender offer?

•	A tender offer is an offer by FSIC to buy stockholder shares for cash, subject to certain conditions.

When will the tender offer be available to stockholders?

•	We expect to commence a tender offer for up to $250 million concurrent with the listing on or about April 16, 2014, which is expected to remain open for a period of at least 20 business days.

How can stockholders tender some or all of their shares?

•	The tender offer, if any, will be made only pursuant to an offer to purchase, letter of transmittal and related materials (the Tender Materials) that FSIC intends to distribute to stockholders and file with the Securities and Exchange Commission (SEC). The full details of the tender offer, including complete instructions on how to tender shares of common stock, will be included in the Tender Materials, which FSIC will distribute to stockholders and file with the SEC upon commencement of the tender offer.

**At what price will FSIC purchase shares in the tender offer?

•	Unlike our previous tenders conducted under our Share Repurchase Program, FSIC’s board of directors has authorized the tender offer conducted in connection with the listing to be structured as a modified “Dutch auction.”

•	In a modified Dutch auction, FSIC will set a tender price range with a minimum price per share and a maximum price per share. The tender offer range will be published in the Tender Materials.

•	Stockholders wishing to tender their shares may do so at a price point of their choosing within the established range.

–	For example, investors could offer their shares at the minimum price per share, at the maximum price per share, or at various points in-between – the option is theirs.

•	The clearing price under the tender offer is the lowest price within the established range that enables FSIC to purchase the maximum number of shares up to $250 million in value.

–	If a stockholder tenders his or her shares at or below the clearing price, and the tender is undersubscribed, the stockholder will have all tendered shares accepted at the clearing price.

–	If a stockholder tenders his or her shares at or below the clearing price, and the tender is oversubscribed, the stockholder will have their pro rata portion of tendered shares accepted at the clearing price.

–	If a stockholder tenders his or her shares above the clearing price, the stockholder’s shares will not be accepted and the stockholder will retain his or her shares.

•	All shares will be cleared at the same price; no share will be purchased at a higher or lower value than another.

•	Stockholders should discuss the tender offer process with their financial, tax and other advisors to fully understand the process, tax implications and risks that may be involved.

What is the maximum number of shares FSIC will purchase in the tender offer?

•	FSIC anticipates that it will purchase up to $250 million in value of shares subject to any conditions set forth in the Tender Materials.

How can a stockholder learn more about the tender offer?

•	The Tender Materials, including the offer to purchase and the letter of transmittal, will be mailed to all stockholders of record and other applicable nominees as of the commencement date of the tender offer, which we expect will be concurrent with the listing of FSIC’s shares on the NYSE on or about April 16, 2014.

**These questions are for advisor/home office use only.

FSIC LISTING FAQS

•	Stockholders may obtain free copies of the offer to purchase, the letter of transmittal and other related materials that FSIC files with the SEC at the SEC’s website at http://www.sec.gov or by calling the tender offer information agent (to be determined at a later date).

•	Stockholders may also obtain free copies of the tender offer materials from FSIC’s website at www.fsinvestmentcorp.com or by directing a request to 877-628-8575 (Option 5).

**Can an advisor contact the tender agent directly for more information on his or her client’s tender request?

•	No, advisors should contact FSIC Client Relations directly at 877-628-8575 (Option 3) or email us at ASKFSIC@franklinsquare.com.

POTENTIAL POST-TENDER SHARE PURCHASES

Will Franklin Square continue to make a financial commitment to FSIC post-listing?

•	Up to $175 million of potential post-tender share purchases are being considered:[7]

–	Up to $100 million by Franklin Square Holdings;

–	Up to $25 million by members of management of both FSIC and Franklin Square Holdings; and

–	Up to $50 million by GSO Capital Partners.

•	Any post-listing share purchases will be in addition to the $13.1 million of sponsor commitment (as of January 2, 2014) in FSIC already held by members of management of FSIC and Franklin Square Holdings and GSO Capital Partners in FSIC.

How does Franklin Square purchase FSIC shares post-listing?

•	Franklin Square Holdings, members of management of both FSIC and Franklin Square Holdings and GSO Capital Partners are generally prohibited from purchasing shares during the tender offer period and for at least during 10 business days immediately after the tender offer expires.

•	Franklin Square Holdings, members of management of both FSIC and Franklin Square Holdings and GSO Capital Partners may effect any purchases by open market purchases in FSIC stock, pursuant to 10b5-1 plans or otherwise, subject in all cases to restrictions under applicable law.

CONTACT INFORMATION

What if a stockholder has additional questions?

•	Stockholders are encouraged to contact FSIC’s investor relations at 877-628-8575 (Option 1). Inquiries to this number are directed to FSIC’s transfer agent.

•	Financial advisors whose clients are stockholders of FSIC should contact Franklin Square’s Client Relations at 877-628-8575 (Option 3).

•	Email ASKFSIC@franklinsquare.com or visit fsiclist.com for more information.

Who is FSIC’s transfer agent and how can they be contacted?

FSIC’s transfer agent is DST Systems, Inc. DST’s contact information is:

REGISTERED, CERTIFIED, EXPRESS OR FIRST CLASS MAIL

DST Systems, Inc.

P.O. Box 219095

Kansas City, MO 64121-9095

OVERNIGHT COURIER

DST Systems, Inc.

430 W. 7th Street

Kansas City, MO 64105

**These questions are for advisor/home office use only.

FSIC LISTING FAQS

This is neither an offer to sell nor a solicitation of an offer to buy the securities described herein, which can only be made by a prospectus. This document must be read in conjunction with FSIC’s periodic filings made with the SEC in order to fully understand all of the implications and risks of investing in the securities described herein. Stockholders may obtain copies of these filings free of charge at the website maintained by the SEC at www.sec.gov or by contacting FSIC at Cira Centre, 2929 Arch Street, Suite 675, Philadelphia, PA 19104, by phone at (877) 628-8575 or by visiting its website at www.fsinvestmentcorp.com.

The payment of future distributions on FSIC’s shares is not guaranteed and is subject to the discretion of FSIC’s board of directors and applicable legal restrictions, and therefore there can be no assurance as to the amount or timing of any such future distributions.

The historical returns included in this memorandum are not a prediction of future performance and there can be no assurance that these or comparable values or returns will be achieved or that performance objectives will be achieved.

The tender offer described in this document has not yet commenced, and this document is neither an offer to purchase nor a solicitation of an offer to sell any shares of FSIC or any other securities. On the commencement date of the tender offer, if any, FSIC will file a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the SEC. The offer to purchase shares of FSIC will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO. Stockholders are urged to read the tender offer statement (including an offer to purchase, a related letter of transmittal and the other offer documents), as they may be amended from time to time, when they become available because they will contain important information that should be read carefully before making any decision with respect to the tender offer. Stockholders may obtain a free copy of these statements (when available) at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the tender offer. In addition, the tender offer statement and related documentation (when available) may be obtained by directing such requests to FSIC at (877) 628-8575.

Certain information contained in this memorandum constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “target,” “intend,” “continue” or “believe,” or the negatives thereof or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or the actual performance of FSIC may differ materially from those reflected or contemplated in such forward-looking statements.

Any projections, forecasts and estimates contained herein are based upon certain assumptions that FSIC considers reasonable. Projections are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results. The inclusion of projections herein should not be regarded as a representation or guarantee regarding the reliability, accuracy or completeness of the information contained herein.

There is no representation or guarantee regarding the reliability, accuracy or completeness of the information contained herein and neither FSIC nor Franklin Square is under an obligation to update or keep current such information. Unless otherwise indicated, the information provided herein is based on matters as they exist as of the date of preparation and not as of any future date. No person has been authorized to make any statement concerning FSIC other than as set forth in this document, and any such statements, if made, may not be relied upon.

An investment in shares of FSIC involves a high degree of risk and may be considered speculative. The following are some of the risks an investment in FSIC’s shares involves; however, an investor should carefully consider all of the risk factors found in FSIC’s annual report on Form 10-K and other periodic reports filed with the SEC before deciding to invest in shares of FSIC.

•	Because FSIC’s shares are not currently listed on an exchange and there is no public trading market, it is unlikely that an investor will be able to sell his or her shares. FSIC anticipates that its shares will be listed for trading on the NYSE on or about April 16, 2014. There can be no assurance that FSIC will complete the listing within this time frame or at all.

•	FSIC may pay distributions from borrowings or the sale of assets, and FSIC has not established limits on the amount of funds it may use from borrowings to make distributions. FSIC’s distribution proceeds have exceeded, and in the future may exceed, its net investment income. Therefore, portions of the distributions FSIC makes may represent a return of capital to investors for tax purposes.

•	An investment strategy focused primarily on privately-held companies presents certain challenges, including the lack of available information about these companies.

•	Investing in middle market companies involves a number of significant risks, any one of which could have a materially adverse effect on FSIC’s operating results.

•	A lack of liquidity in certain of FSIC’s investments may adversely affect its business.

•	FSIC is subject to financial market risks, including changes in interest rates, which may have a substantially negative effect on its investments.

•	FSIC has borrowed funds to make investments, which increases the volatility of its investments and may increase the risks of investing in FSIC’s securities.

•	Because FSIC intends to distribute substantially all of its income to its stockholders to maintain its status as a regulated investment company, FSIC will need to raise additional capital to finance its growth. If funds are not available to FSIC, it may need to curtail new investments, and its share value could decline.

•	Following a listing on an exchange, FSIC’s shares may trade at discounts from net asset value or at premiums that are unsustainable over the long term.

[1]	Premiums of the ten largest externally managed BDCs based on total assets. Peer group includes Apollo Investment Corporation, Ares Capital Corporation, BlackRock Kelso Capital Corporation, Fifth Street Finance Corp., Golub Capital BDC Inc., New Mountain Finance Corporation, PennantPark Investment Corporation, Prospect Capital Corporation, Solar Capital Ltd. and TICC Capital Corp. Share price data as of March 31, 2014 and each BDC’s last reported NAV as reported in public filings. There can be no assurance that FSIC’s shares of common stock will trade at a premium to NAV following the listing.
[2]	Cumulative and average annual GAAP returns since inception through the quarter ended December 31, 2013. These returns are calculated in accordance with GAAP using NAV performance and cash distributions declared during the relevant period and represent the return on the fund’s investment portfolio rather than an actual return to stockholders. Past performance is no guarantee of future results.

**These questions are for advisor/home office use only.

FSIC LISTING FAQS

[3]	FSIC’s investment sub-adviser is GSO / Blackstone Debt Funds Management LLC, or as referred to herein, GSO / Blackstone.
[4]	Past performance is not indicative of future results.
[5]	Average annual GAAP return since inception through the quarter ended December 31, 2013. This return is calculated in accordance with GAAP using NAV performance and cash distributions declared during the relevant period. This return represents the return on the fund’s investment portfolio rather than an actual return to stockholders. Past performance is no guarantee of future results.
[6]	The payment of future distributions on shares of FSIC’s common stock is subject to the discretion of FSIC’s board of directors and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing as to any such future distributions. Annualized distribution rate is expressed as a percentage equal to the projected annualized distribution amount, which is calculating by annualizing the then-current regular monthly cash distribution per share without compounding, divided by the last public offering price per share. The annualized distribution rate may be rounded.
[7]	There can be no assurance that any of Franklin Square Holdings, members of management of FSIC and Franklin Square Holdings or GSO Capital Partners or its affiliates will purchase any shares.

**These questions are for advisor/home office use only.